UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, Alexander & Baldwin, Inc. (the “Company”) announced the resignation of James E. Mead, Executive Vice President and Chief Financial Officer of the Company, effective as of November 15, 2018. To ensure a smooth transition, if Mr. Mead remains with the Company through November 15, 2018, the Company will pay to Mr. Mead $360,500, which represents the target amount of Mr. Mead’s annual bonus under the Company’s One-Year Performance Improvement Incentive Plan, less applicable withholdings. This summary of the Company’s arrangement with Mr. Mead is qualified in its entirety by the letter agreement between the Company and Mr. Mead, which is filed hereto as Exhibit 10.1 and incorporated by reference herein. The Company has initiated a search for Mr. Mead’s successor.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1    Letter Agreement, dated September 6, 2018, between Alexander  & Baldwin, Inc. and James E. Mead.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018

ALEXANDER & BALDWIN, INC.

/s/ Nelson N. S. Chun
Nelson N. S. Chun
Executive Vice President and Chief Legal Officer